Exhibit 23(j)(1)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references made to us in this Post-effective Amendment No. 5 to the Henssler Equity Fund's Registration Statement on Form N-1A (SEC File Number 33-46479) and the use of our report dated May 21, 2002 on the financial statements and financial highlights which are incorporated by reference into such registration.

McCurdy & Associates CPA's, Inc.
August 22, 2002